Exhibit 99.1

MISTRAS Announces First Quarter 2025 Results

Reinvigorated senior leadership with recently on-boarded, high-caliber positions with proven industry experience, to focus on delivering value to customers

Integrated Data Solutions capabilities for customers worldwide combining data-centric services, software solutions, and technology, to evolve a scalable, full life cycle asset protection ecosystem

Unified accredited laboratories with integrated service capabilities, to significantly reduce cycle times, increase speed to market and simplify quality assurance across Aerospace and Defense platform

PRINCETON JUNCTION, N.J., May 7, 2025 (GLOBE NEWSWIRE) -- MISTRAS Group, Inc. (MG: NYSE), a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, reported financial results for its first quarter ended March 31, 2025.

Highlights for the First Quarter 2025*
•Revenue of $161.6 million, a decrease of 12.4%
•Gross profit of $40.9 million, with gross profit margin of 25.3%, an increase of 30 basis points
•Selling, general, and administrative (“SG&A”) expenses of $35.7 million, down 1.7%
•Net loss of $3.2 million inclusive of Special items of $3.6 million, with Adjusted EBITDA of $12.0 million
•Net cash provided by operating activities of $5.6 million, an increase of $5.0 million

*All comparisons are consolidated and versus the equivalent prior year period, unless otherwise noted and give effect to the reclassification of certain overhead and personnel expenses in the consolidated statement of income (loss) from SG&A to cost of revenue. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP financial measures set forth in tables attached to this press release.

Natalia Shuman, President and Chief Executive Officer commented “despite the larger than anticipated year-over-year decline in revenue driven by overall market uncertainty, we were nevertheless able to rapidly calibrate costs and expenses down during the first quarter to our revenue level, in order to preserve our operational metrics. With a continued focus on cost and expense management, including a reduction in our administrative support functional costs, and coupled with anticipated revenue growth across all primary industries, we are confident these drivers will provide an improvement in key profitability measures over the remainder of the year.”

Ms. Shuman continued, “we are closely monitoring potential industry headwinds caused by global market uncertainty driven by our customers’ reactions to tariffs and other market conditions, changes to U.S. trade policy and other market conditions, and the potential impact this could have on our global businesses. We are well positioned to maintain share in the primary industries we serve by leveraging our proprietary technological advantages and testing methods. We are also focusing on our other existing end markets such as Industrials, Infrastructure, & Other Process Industries, where our testing and inspection services as well as data analytics would be enablers to drive growth in the future.”

For the first quarter of 2025, consolidated revenue was $161.6 million, a decrease of 12.4% from the first quarter of 2024. This decline was primarily driven by a $16.6 million decrease in Oil & Gas market revenues and declines in other key markets due to macroeconomic demand factors, which was partially offset by growth in the Industrials market. The overall Oil & Gas revenue decline was primarily driven by modest spring turnaround activity as anticipated, along with unexpected softness in demand in the Midstream sector.

Although gross profit declined in the first quarter of 2025, gross profit margin nevertheless increased 30 basis points. This improvement was due to lower healthcare claims expense in the current year period and a favorable sales mix.

The Company's results reflect certain overhead and personnel expenses which have been reclassified in the Consolidated Statements of Income (loss) from SG&A to Cost of Revenue, as it is determined this reclassification would be preferable as it provides greater transparency regarding the true cost of the Company’s revenue and aligns with how the business is managed. These overhead and personnel costs, which were determined to be directly related to the Company’s delivery of services, are generally variable to revenue being recognized and results in gross profit that fully encompasses all costs necessary to generate that revenue. The reclassification recorded within the financials was $6.0 million and $4.9 million for the three months ended March 31, 2025 and March 31, 2024.

SG&A in the first quarter of 2025 was $35.7 million, down $0.6 million or 1.7%, from the prior year comparable period despite adverse foreign exchange translation within SG&A of $0.9 million. This decrease in SG&A reflects the continued cost discipline and focus on calibration of overhead costs relative to the revenue level achieved.

The Company reported a quarterly net loss of $3.2 million, or ($0.10) per share, compared to a net income of $1.0 million or $0.03 per share in the prior year period. Net loss excluding Special Items (non-GAAP) was ($0.3) million, or ($0.01) per share for the first quarter of 2025, compared to a net income of $2.2 million, or $0.07 per share in the prior year period.

Adjusted EBITDA was $12.0 million in the first quarter of 2025, compared to $16.2 million in the prior year period, a decline of 25.4%. Nevertheless, Adjusted EBITDA for the first quarter of 2025 was the second highest first quarter Adjusted EBITDA performance for the Company over the last five years.

Cash Flow and Balance Sheet
The Company’s net cash provided by operating activities was $5.6 million for the first quarter of 2025, compared to $0.6 million in the prior year period. Free cash flow (non-GAAP) was negative $0.2 million for the first quarter of 2025, compared to negative $5.3 million in the prior year period. The Company’s improved free cash flow was primarily attributable to a favorable working capital reduction compared to the prior year period.

The Company’s gross debt was $171.9 million as of March 31, 2025, compared to $169.6 million as of December 31, 2024. The Company is typically a net borrower in the first quarter of each year and remains committed to using free cash flow to fund strategic capital expenditures and reduce debt throughout the remainder of 2025.

Reorganization and Other Costs
For the first quarter of 2025, the Company recorded $3.1 million of reorganization and other costs related to continued calibration of the Company’s support, overhead, and other related costs.

2025 Outlook
The Company is not providing full year guidance for fiscal 2025 due to unprecedented market uncertainty as a result of tariffs, changes to U.S. trade policy and other market conditions and while the new CEO is still reviewing the Company’s entire portfolio of businesses.

Conference Call
In connection with this release, MISTRAS will hold a conference call on May 8, 2025, at 9:00 a.m. Eastern Standard Time.
To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website at www.mistrasgroup.com.
Individuals may pre-register at: https://mistras-q1-earnings.open-exchange.net/.
Following the conference call, an archived webcast of the call will be available for one year by visiting the Investor Relations section of MISTRAS Group’s website.
About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®

MISTRAS Group, Inc. (NYSE: MG) is a global leader in technology-enabled industrial asset integrity solutions, serving critical industries including oil & gas, aerospace & defense, power & utilities, manufacturing, and civil infrastructure. The company provides a diversified portfolio of products and services, ranging from advanced non-destructive testing and pipeline inspections to real-time condition monitoring, maintenance planning, and specialized engineering, powered by a proprietary management software suite that centralizes integrity data for predictive analytics and benchmark analysis. With a long-standing track record of innovation and deep industry expertise, MISTRAS helps clients reduce risk, extend asset life, and optimize operational performance. Learn more at www.mistrasgroup.com.
INVESTORS CONTACT:
Edward Prajzner
Senior Executive Vice President & Chief Financial Officer
+1 (833) MISTRAS | investors@mistrasgroup.com

Forward-Looking and Cautionary Statements
Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, the impacts of foreign currency exchange risks and recently announced U.S. foreign tariffs and changes to U.S trade policy on our business and financial results, and additional operational and strategic actions that we expect or seek to take in furtherance of our strategies and activities to enhance our financial results and future growth. Such forward-looking statements relate to MISTRAS' financial results and estimates, products and services, business model, operational and strategic initiatives to improve operating leverage, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S Securities and Exchange Commission filed on March 11, 2025, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), this press release also contains adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" used in this release is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net Income (Loss) as computed under GAAP is set forth in a table attached to this press release. The Company also uses the term “free cash flow”, a non-GAAP financial measure the Company defines as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company additionally uses the terms:

“Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)”, “Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)” which reconciles the non-GAAP amounts to the GAAP financial measure. This press release also includes the term “net debt”, a non-GAAP financial measure which the Company defines as the sum of the current and long-term portions of long-term debt, less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are also set forth in tables attached to this press release. Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net Income (Loss) or any other measures derived in accordance with GAAP. Because Income (loss) from operations before special items and other non-GAAP financial measures used in this press release may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$18,536	$18,317
Accounts receivable, net	128,192	127,281
Inventories	14,141	14,485
Prepaid expenses and other current assets	15,104	12,387
Total current assets	175,973	172,470
Property, plant and equipment, net	82,796	80,892
Intangible assets, net	39,187	39,708
Goodwill	181,530	181,442
Deferred income taxes	6,351	6,267
Other assets	40,952	42,259
Total assets	$526,789	$523,038
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$13,385	$11,128
Accrued expenses and other current liabilities	85,485	85,233
Current portion of long-term debt	12,374	11,591
Current portion of finance lease obligations	5,735	5,317
Income taxes payable	573	1,656
Total current liabilities	117,552	114,925
Long-term debt, net of current portion	159,500	158,056
Obligations under finance leases, net of current portion	15,871	15,162
Deferred income taxes	2,093	1,973
Other long-term liabilities	32,772	34,027
Total liabilities	327,788	324,143
Commitments and contingencies
Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 31,325,787 and 31,010,375 shares issued and outstanding	406	402
Additional paid-in capital	251,629	250,832
Accumulated deficit	(13,170)	(9,984)
Accumulated other comprehensive loss	(40,200)	(42,682)
Total Mistras Group, Inc. stockholders’ equity	198,665	198,568
Noncontrolling interests	336	327
Total equity	199,001	198,895
Total liabilities and equity	$526,789	$523,038

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	Three months ended March 31,
	2025	2024

Revenue	$161,615	$184,442
Cost of revenue	115,286	132,355
Depreciation	5,437	5,934
Gross profit	40,892	46,153
Selling, general and administrative expenses	35,652	36,252
Environmental expense	540	—
Reorganization and other costs	3,087	1,558
Research and engineering	299	343
Depreciation and amortization	2,326	2,447
(Loss) income from operations	(1,012)	5,553
Interest expense	3,324	4,430
(Loss) income before (benefit) provision for income taxes	(4,336)	1,123
(Benefit) provision for income taxes	(1,168)	119
Net (loss) income	(3,168)	1,004
Less: net income attributable to noncontrolling interests, net of taxes	18	9
Net (loss) income attributable to Mistras Group, Inc.	$(3,186)	$995

Net (loss) income per common share
Basic	$(0.10)	$0.03
Diluted	$(0.10)	$0.03
Weighted-average common shares outstanding:
Basic	31,095	30,680
Diluted	31,095	31,356

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended March 31,
	2025	2024
Revenues
North America	$128,902	$150,349
International	33,214	33,047
Products and Systems	3,091	3,210
Corporate and eliminations	(3,592)	(2,164)
	$161,615	$184,442

	Three months ended March 31,
	2025	2024
Gross profit
North America	$30,165	$35,245
International	9,088	9,269
Products and Systems	1,623	1,613
Corporate and eliminations	16	26
	$40,892	$46,153

Mistras Group, Inc. and Subsidiaries
Unaudited Revenues by Category
(in thousands)

Revenue by industry was as follows:

Three Months Ended March 31, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$85,731	$10,646	$187	—	$96,564
Aerospace & Defense	14,007	6,281	116	—	20,404
Industrials	11,688	6,517	365	—	18,570
Power Generation & Transmission	3,224	985	444	—	4,653
Other Process Industries	6,501	3,744	8	—	10,253
Infrastructure, Research & Engineering	3,701	2,562	958	—	7,221
Petrochemical	2,523	110	—	—	2,633
Other	1,527	2,369	1,013	(3,592)	1,317
Total	$128,902	$33,214	$3,091	$(3,592)	$161,615

Three Months Ended March 31, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$103,027	$10,066	$72	—	$113,165
Aerospace & Defense	15,375	6,732	11	—	22,118
Industrials	8,909	5,853	437	—	15,199
Power Generation & Transmission	3,592	1,682	578	—	5,852
Other Process Industries	7,928	3,933	39	—	11,900
Infrastructure, Research & Engineering	3,972	2,205	409	—	6,586
Petrochemical	3,813	531	—	—	4,344
Other	3,733	2,045	1,664	(2,164)	5,278
Total	$150,349	$33,047	$3,210	$(2,164)	$184,442

Oil & Gas Revenue by sub-industry was as follows:

	Three months ended March 31,
	2025	2024
	($ in thousands)
Oil and Gas Revenue
Upstream	$40,251	$41,767
Midstream	15,808	21,392
Downstream	40,505	50,006
Total	$96,564	$113,165

Consolidated Revenue by type was as follows:

	Three months ended March 31,
	2025	2024
	($ in thousands)
Field Services	$110,175	$126,355
Shop Laboratories	15,029	17,195
Data Analytical Solutions	13,981	15,539
Other	22,430	25,353
Total	$161,615	$184,442

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Segment and Total Company Income (Loss) from Operations (GAAP) to
Income (Loss) from Operations before Special Items (non-GAAP)
(in thousands)

	Three months ended March 31,
	2025	2024
North America:
Income from operations (GAAP)	$6,515	$13,561
Reorganization and other costs	1,358	—
Income from operations before special items (non-GAAP)	$7,873	$13,561
International:
Income from operations (GAAP)	$1,081	$1,124
Reorganization and other costs	178	102
Income from operations before special items (non-GAAP)	$1,259	$1,226
Products and Systems:
Income from operations (GAAP)	$327	$314
Reorganization and other costs	151	2
Income from operations before special items (non-GAAP)	$478	$316
Corporate and Eliminations:
Loss from operations (GAAP)	$(8,935)	$(9,446)
Environmental expense	540	—
Reorganization and other costs	1,400	1,454
Loss from operations before special items (non-GAAP)	$(6,995)	$(7,992)
Total Company:
(Loss) income from operations (GAAP)	$(1,012)	$5,553
Environmental expense	540	—
Reorganization and other costs	3,087	1,558
Income from operations before special items (non-GAAP)	$2,615	$7,111

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended March 31,
	2025	2024
Net cash provided by (used in):
Operating activities	$5,645	$604
Investing activities	(5,414)	(5,648)
Financing activities	(702)	5,127
Effect of exchange rate changes on cash	690	(874)
Net change in cash and cash equivalents	$219	$(791)

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Three months ended March 31,
	2025	2024
Net cash provided by operating activities (GAAP)	$5,645	$604
Less:
Purchases of property, plant and equipment	(4,555)	(4,804)
Purchases of intangible assets	(1,267)	(1,117)
Free cash flow (non-GAAP)	$(177)	$(5,317)

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Gross Debt (GAAP) to Net Debt (non-GAAP)
(in thousands)

	March 31, 2025	December 31, 2024
Current portion of long-term debt	$12,374	$11,591
Long-term debt, net of current portion	159,500	158,056
Total Debt (Gross)	171,874	169,647
Less: Cash and cash equivalents	(18,536)	(18,317)
Total Debt (Net)	$153,338	$151,330

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net (loss) income (GAAP)	$(3,168)	$1,004
Less: Net income attributable to non-controlling interests, net of taxes	18	9
Net (loss)/income attributable to Mistras Group, Inc.	$(3,186)	$995
Interest expense	3,324	4,430
Income tax (benefit)/expense	(1,168)	119
Depreciation and amortization	7,763	8,381
Share-based compensation expense	1,302	1,228
Reorganization and other costs(1)	3,087	1,558
Environmental expense	540	—
Foreign exchange loss (gain)	374	(561)
Adjusted EBITDA (non-GAAP)	$12,036	$16,150
_______________
(1) For the three months ended March 31, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $1.0 million.

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to
Net Income (Loss) Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)
(tabular dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net (loss) income attributable to Mistras Group, Inc. (GAAP)	$(3,186)	$995
Special items	3,627	1,558
Tax impact on special items	(781)	(381)
Special items, net of tax	$2,846	$1,177
Net (loss) income attributable to Mistras Group, Inc. Excluding Special Items (non-GAAP)	$(340)	$2,172

Diluted EPS (GAAP)(1)	$(0.10)	$0.03
Special items, net of tax	0.09	0.04
Diluted EPS Excluding Special Items (non-GAAP)	$(0.01)	$0.07
_______________
(1) For the three months ended March 31, 2025, 145,000 shares related to stock options and 808,000 shares related to restricted stock units were excluded from the calculation of diluted (loss) earnings per share due to the net loss for the period.